UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2009

ROYAL GOLD, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13357	84-0835164
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 303-573-1660

N/A (Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement.

On September 23, 2009, Royal Gold’s wholly-owned subsidiary, Royal Gold Chile Limitada, a limited liability company organized under the laws of Chile (“RGCL”), prepaid the $19.25 million principal amount outstanding plus interest and terminated its term loan facility under the Amended and Restated Term Loan Agreement, dated August 27, 2008, with HSBC Bank USA, National Association (the “Term Loan Agreement”).  Amounts borrowed under the Term Loan Agreement incurred interest at LIBOR plus 0.25% with a maturity date of March 1, 2012. No early termination penalties were incurred in connection with the prepayment and termination of the Term Loan Agreement.  Royal Gold’s guarantee of RGCL’s obligations under the Term Loan Agreement has been released, and the restricted interest-bearing securities account, or “Collateral Account,” that Royal Gold was required to maintain under the Term Loan Agreement has been returned to Royal Gold.

The material terms of the Term Loan Agreement are described in Royal Gold’s current report on Form 8-K filed with the Securities and Exchange Commission on September 2, 2008, which description is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc. (Registrant)

Date: September 28, 2009	By:	/s/ Karen Gross
Karen Gross
Vice President & Corporate Secretary